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                                  Exhibit 5.1

                  [LETTERHEAD OF FULBRIGHT & JAWORSKI L.L.P.]

December 6, 2000

Voxware, Inc.
Lawrenceville Office Park
P.O. Box 5363
Princeton, New Jersey 08543-5363

             Re: Voxware, Inc. Registration Statement on Form S-3
             ----------------------------------------------------

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-3 (the "Registration Statement"), to be filed by Voxware, Inc. (the "Company") under the Securities Act of 1933, as amended, relating to the registration of an aggregate of 1,025,000 shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), consisting of 650,000 outstanding shares of common stock (the "Issued Shares") and 375,000 shares of Common Stock issuable upon the exercise of warrants ("Warrant Shares"). As counsel for the Company, we have examined (i) the Acquisition Agreement, dated as of April 4, 2000, by and among the Company, Verbex Acquisition Corporation and InRoad, Inc., (ii) the Warrant Purchase and Release Agreement, dated April 4, 2000, by and among the Company, InRoad, Inc. and Stratos Product Development, LLC, (iii) the Warrants and (iv) such corporate records, other documents and questions of law, as we have deemed necessary or appropriate for the purposes of this opinion.

        Based upon the foregoing, and subject to the qualifications hereinafter set forth, we are of the opinion that:

1. The Issued Shares have been duly and validly authorized, legally issued, fully paid and non-assessable.

2. The Warrant Shares have been duly authorized, and when issued upon exercise of the Warrants, will be validly issued, fully paid and nonassessable.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the prospectus contained therein and elsewhere in the Registration Statement and prospectus. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended.

                                            Very truly yours,

                                             /s/ Fulbright & Jaworski L.L.P.

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